CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 13, 2016 relating to the financial statements, which appears in OncoSec Medical Incorporated’s Annual Report on Form 10-K for the year ended July 31, 2016.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

June 12, 2017